Exhibit 23.1

AUDIT ALLIANCE LLP® A Top 18 Audit Firm 10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B GST Reg No: M90367663E Tel: (65) 6227 5428

Website: www.allianceaudit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated November 28, 2023, with respect to the consolidated financial statements of Wing Yip Food Holdings Group Limited, as of and for the years ended December 31, 2022 and 2021 in this Registration Statement on Form F-1 and the related Prospectus of Wing Yip Food Holdings Group Limited filed with the Securities and Exchange Commission.

Singapore

March 6, 2024